CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement on Form N-4 (No. 333-134820) (the “Registration Statement”) of our report dated March 11, 2026 relating to the financial statements of Teachers Insurance and Annuity Association of America (“TIAA” or the “Company”).

/s/ PricewaterhouseCoopers LLP

New York, New York
October 30, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement on Form N-4 (No. 333-134820) (the “Registration Statement”) of our report dated April 28, 2026 relating to the financial statements of each of the sub-accounts of TIAA Separate Account VA-3 indicated in our report.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

October 30, 2026